SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Soliciting Material Pursuant to
[ ]  Confidential, for Use of the            ss. 240.14a-11(c) or ss. 240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials

                               CNB FINANCIAL CORP.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing fee (Check the appropriate box):

[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
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    paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                               CNB FINANCIAL CORP.
                                24 Church Street
                           Canajoharie, New York 13317
         -----------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
         -----------------------------------------------------------

                                                                   April 4, 2000

To the Shareholders of CNB Financial Corp.

         NOTICE IS HEREBY GIVEN that the ANNUAL MEETING OF SHAREHOLDERS OF CNB FINANCIAL CORP., the parent company of Central National Bank, Canajoharie, will be held at the FORT RENSSELAER CLUB, Moyer Street, Canajoharie, New York, on May 4, 2000 at 9:30 A.M. for the purpose of considering and voting on the following matters:

         1. The election of two directors for a term of three years or until their successors have been elected.

         2. The increase in the number of shares authorized for issuance under the Incentive Stock Option Plan.

         3. The transaction of any other business which may be properly brought before the meeting or any adjournment thereof.

         Only those shareholders of record at the close of business on March 15, 2000 shall be entitled to notice of the meeting and to vote at the meeting.

                                             By Order of the Board of Directors,



                                             Holly C. Craver
                                             Secretary






--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.
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

                               CNB FINANCIAL CORP.
                                24 Church Street
                           Canajoharie, New York 13317

                                 PROXY STATEMENT
                 FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 4, 2000

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CNB Financial Corp. (the "Company"), the holding company for Central National Bank, Canajoharie (the "Bank") and Central Asset Management, Inc., for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on May 4, 2000 and at any and all adjournments thereof, for the purposes stated in the accompanying notice of Meeting. This Proxy Statement, together with the enclosed proxy, is first being mailed to shareholders on or about April 4, 2000.

         At the Meeting, the shareholders will be asked to vote for the election of directors. Two of the directors who currently serve on the Company's classified Board of Directors will stand for re-election to the Board at the Meeting. The shareholders will also be asked to vote on the increase in the number of shares authorized for issuance under the Company's Incentive Stock Option Plan. Voting will also be conducted on any other matters which are properly brought before the Meeting.

                            VOTING RIGHTS AND PROXIES

         Shareholders of record at the close of business on March 15, 2000 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 7,534,054 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote, except that in the election of directors, the Common Stock has cumulative voting rights permitting each shareholder to vote the number of shares held multiplied by the number of directors to be elected, distributing his or her votes among as many candidates as he or she may wish. The vote of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors, assuming a quorum is present or represented at the meeting. The vote of a majority of the votes cast at the meeting is required to approve the amendment to the Incentive Stock Option Plan. An abstention with respect to approving the amendment to the Incentive Stock Option Plan will not constitute a vote cast and therefore will not affect the outcome of the vote on the Incentive Stock Option Plan. A majority of the outstanding shares of the Common Stock, represented in person or by proxy, shall constitute a quorum at the Meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum, but will not have an effect on the outcome of the vote for the election of directors or the amendment to the Incentive Stock Option Plan.

         The proxy provided with this Proxy Statement grants the proxy agent discretionary authority to exercise the voting rights of the shareholder if no specific instructions are given by the shareholder. The proxy may be revoked by a later dated proxy or by written notification delivered to Holly C. Craver, Secretary of the Company, at the above address at any time prior to the Meeting. If you attend the Meeting, you may withdraw your proxy and vote by ballot. If not revoked, all properly executed proxies will be voted as directed.

         The solicitation of proxies shall be made through mailings, but proxies may also be solicited by telephone communications and in person by directors, officers, and other regular employees of the Company or of the Bank. The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock.

         The Annual Report of the Company for the fiscal year ended December 31, 1999 is being sent to shareholders with this Proxy Statement, but is not part of the proxy soliciting materials. Copies of the Annual Report will be distributed without charge to any shareholder upon written request of such person addressed to Holly C. Craver, Secretary, CNB Financial Corp., 24 Church Street, Canajoharie, New York 13317.

         ITEM 1: ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

         The Board of Directors is divided into three classes as nearly equal in number as possible. The members of each class are elected for a term of three years or until their successors are elected and qualified. One class of directors is elected annually. In accordance with the Company's Bylaws, the size of the Board is presently set at six. Immediately prior to the meeting, David J. Nolan will retire from the Board, and the size of the Board will be reduced to five.

         At the meeting, directors Van Ness D. Robinson and John P. Woods, Jr. will stand for re-election. Each nominee has indicated a willingness to continue to serve as a director. In the event either nominee is unable to serve, it is intended that the proxies will be voted for a successor nominee designated by the Board of Directors.

         The following information is furnished for each candidate nominated to serve as a director and for each director of the Company whose term of office continues after the Meeting. It is the intention of the individuals named as proxies to vote for the election of the following nominees:

                              NOMINEES FOR DIRECTOR

Nominees for Director (for terms expiring in 2003)
--------------------------------------------------

   Name and Age                          Occupation During Past Five Years                            Director Since
   ------------                          ---------------------------------                            --------------
Van Ness D. Robinson     Chairman of the Board, Secretary and CEO, New York Central Mutual Fire             1997
Age 64                   Insurance Co.

John P. Woods, Jr.       President, John P. Woods Co., Inc. (Reinsurance Intermediaries)                    1991
Age 63

                         DIRECTORS CONTINUING IN OFFICE

Directors Continuing in Office (terms expiring in 2001)
-------------------------------------------------------

   Name and Age                          Occupation During Past Five Years                            Director Since
   ------------                          ---------------------------------                            --------------
J. Carl Barbic           Retired Dairy Farmer, Former Clerk of Schoharie County Board of                    1989
Age 73                   Supervisors.

Donald L. Brass          President of the Company since January 1993, CEO of the Bank since                 1990
Age 51                   January 1992, President of the Bank since January 1991.

Directors Continuing in Office (terms expiring in 2002)
-------------------------------------------------------

   Name and Age                          Occupation During Past Five Years                            Director Since
   ------------                          ---------------------------------                            --------------
Joseph A. Santangelo     Administrator, Arkell Hall Foundation.                                             1991
Age 47

The Board of Directors recommends a vote "For" the election of the nominated directors, and signed proxies that are returned will be so voted unless otherwise instructed on the proxy card.

The Board of Directors and Its Committees

         Each director of the Company also serves as a director of the Bank. The Company and Bank Boards each meet regularly on a monthly basis. The Board of Directors of the Company and the Board of Directors of the Bank each held 13 meetings during 1999. No incumbent director attended less than 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which such director served during 1999.

         Among its standing committees, the Board of the Company has an Executive Committee, an Examining/Audit Committee, and a Personnel Committee. The President acts an ex-officio member of all committees except the Examining/Audit Committee.

         The full Board nominates individuals for election to the Board. The Board will consider written recommendations from shareholders for nominees to be elected to the Board of Directors that are sent to the Secretary of the Company at the Company's address and that comply with the provisions of the Company's Bylaws. Section 202 of the Company's Bylaws provides that nominations for directors, except those made by the Board, must be submitted in writing to the Secretary of the Company not less than fourteen (14) or more than fifty (50) days prior to the annual meeting setting forth the name, address and principal occupation of the proposed nominee and the number of shares which will be voted for the proposed nominee, as well as the name and address and the number of shares owned by the notifying shareholder. In the event that less than twenty-one (21) days notice of the meeting is given to shareholders, such nominations may be submitted to the Secretary of the Company not later than seven (7) days following the date of the mailing of the notice of the meeting. If any nomination is properly and timely made by a shareholder in accordance with Section 202 of the Company's Bylaws, ballots will be provided for use by shareholders at the annual meeting bearing the name of such nominee or nominees.

         The Examining/Audit Committee, currently composed of Directors Joseph
A. Santangelo, J. Carl Barbic and Van Ness D. Robinson, reviews the Bank's internal control and internal audit procedures and coordinates the audit of the Company's consolidated financial statement conducted by KPMG LLP. Status reports were reviewed by the Committee Chairman periodically at regular Board Meetings. The Examining/Audit Committee met four (4) times in 1999.

         The Personnel Committee, currently composed of Directors John P. Wood, Jr., Van Ness D. Robinson and Joseph A. Santangelo, reviews and determines compensation levels, adjustments and employee benefits. The Personnel Committee met nine (9) times in 1999.

         Directors, other than those employed by the Company in other capacities, receive a fee of $400 per month, plus $400 per meeting of the Board and $250 per committee meeting attended. Committee Chairs receive an additional fee of $100 per each committee meeting chaired. Directors who are also officers of the Company or Bank receive no compensation for attendance at Board or committee meetings.

         ITEM 2:  AMENDMENT OF THE STOCK OPTION PLAN

Background
         In 1994, the Company established the Incentive Stock Option Plan (the "Plan"). The purpose of the Plan is to: (i) help the Company attract and retain high-quality executive personnel by providing a compensation package more typical of compensation packages offered by comparable publicly-traded companies; (ii) encourage stock ownership by covered executives; and (iii) link potential gain by a covered executive with the performance of the Company, thus aligning management interests with shareholder interest.

         The Board of Directors approved an amendment to the Plan (the "Amendment") on February 18, 2000, subject to the shareholder approval solicited by this proxy statement. The Company is asking the shareholders to approve the Amendment, the terms of which are described below.

Proposed Amendment: Increase the Number of Shares For Which Options May be Granted

         The number of shares of stock of the Company that are authorized for issuance under the Plan is 300,000. Of the 300,000 shares authorized, 226,500 are subject to outstanding awards or have already been issued pursuant to the terms of prior awards. The Amendment increases the total number of shares for which options may be granted to 600,000. The Company has the option of using treasury shares or authorized and unissued shares for option exercises.

         If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the unpurchased shares will again be available for the purposes of the Plan.

Description of Plan

         The following summary of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan a copy of which is available by contacting the Secretary of the Company, Holly C. Craver. Unless otherwise specified, capitalized terms used herein have the meaning assigned to them in the Plan.

         Eligibility to Receive Grants. Under the Plan, grants of option rights may be made to officers and other key employees of the Company or any of its subsidiaries.

         Administration and Terms and Conditions of Stock Option Grants. The Plan contemplates that option rights may be granted by the Personnel Committee in accordance with the provisions of the Plan, which provisions provide that:
(i) each grant must specify the number of shares of Common Stock to which it pertains or a method for determining such number; (ii) each grant shall be at an option price that is not less than the fair market value of the Common Stock on the date the option is granted; (iii) successive grants may be made to the same employee whether or not any Option Rights previously granted to such employee remain unexercised, provided that no employee may be granted more than 60,000 option rights, subject to adjustment; and (iv) no option rights may be exercised earlier than six months after the date of grant nor later than 10 years after the date of grant.

         Agreements evidencing option rights may contain such other terms and provisions, consistent with the Plan, as the Personnel Committee may approve. The option price is payable at the time of exercise either in cash, or by the transfer to the Company of Common Stock owned by the optionee having a fair market value equal to the option price or any combination of cash and stock.

         Options are exercisable during the optionee's lifetime only by the optionee. Shares covered by option rights which are terminated for any reason or expire unexercised may be made the subject of new option rights.

         Types of Awards Under Plan. Option rights granted under the Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code.

         Transferability. No option right may be transferred by an optionee other than by will or the laws of descent and distribution. The maximum number of shares of Common Stock that may be issued under the Plan, the maximum number of option rights that may be awarded any one optionee, and the option price per share, are subject to adjustment to reflect stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants and similar events.

         Amendments. The Plan may be amended by the Board of Directors from time to time, provided no such amendment shall (i) increase the maximum number of shares that may be sold pursuant to the Plan or purchased by any one optionee, or (ii) change the definition of employees eligible to receive grants of option rights, without further approval by the shareholders.

Accounting Treatment

         Under current accounting principles, neither the grant nor the exercise of an Incentive Stock Option under the Plan with an exercise price not less than the fair market value of Common Stock at the date of grant requires any charge against earnings. The Company is required to disclose in a footnote to its consolidated financial statements the pro forma effects of stock-based compensation arrangements on net income and earnings per share, based on the estimated grant date fair value of stock options that are expected to vest.

Federal Tax Consequences

         The following discussion briefly summarizes certain federal income tax aspects of stock under the Plan. State and local tax consequences may differ.

         Incentive Stock Options. An optionee will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If an optionee does not exercise an incentive stock option within certain specified periods after termination of employment, the option will be treated as a nonstatutory option and the optionee will recognize ordinary income on exercise equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price.

         Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares acquired pursuant to the exercise of options granted under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a "disqualifying disposition"), an optionee generally will be required to recognize ordinary income upon such disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

         Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if an optionee is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In addition, in the event an incentive stock option is treated as a nonstatutory stock option, as described above, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by an optionee, provided that certain income tax reporting requirements are satisfied.

         Parachute Payments. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Internal Revenue Code, the employee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The accelerated vesting of stock options would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.

         Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Internal Revenue Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan would allow the grant of stock options that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation."

New Plan Benefits

         Grants under the Plan are generally made at the discretion of the Personnel Committee and are therefore not determinable with respect to dollar value or amount. During 1999, the Personnel Committee granted 1,500 options to each of Russell G. Melton, Vice President - Director of Investments and Trust, and Robert E. Ward, Jr., Vice President - Director of Marketing.

Approval by Shareholders

         Before the Amendment can be implemented it must be approved by the vote a majority of the votes cast at the meeting.

The Board of Directors recommends a vote "FOR" approval of Item 2, and signed proxies that are returned will be so voted unless otherwise instructed in the proxy card.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL HOLDERS

         The following table sets forth as of the Record Date the ownership of Common Stock by (i) any person who is known to the Company to be the beneficial owner of more than five percent of Common Stock, (ii) each director or director nominee, (iii) each executive officer named under "Compensation of Executive Officers" and (iv) all directors and executive officers of the Company as a group.

                                      Amount and
      Name and                        Nature of
     Address of                  Beneficial Ownership                    Percent
    Beneficial Owner                as of 3/15/00                       of Class
    ----------------                -------------                       --------

J. Carl Barbic                            8,852                               *
Cobleskill, NY  12043

Donald L. Brass                          81,400  (1)                      1.07%
Fort Johnson, NY  12070

Van Ness D. Robinson                    751,437  (2)                      9.97%
Edmeston, NY  13335

Joseph A. Santangelo                      6,141  (3)                          *
Johnstown, NY  12095

John P. Woods, Jr.                      451,080  (4)                      5.99%
Canajoharie, NY  13317

New York Central Mutual                 751,437  (5)                      9.97%
  Fire Insurance Company
Edmeston, NY  13335

Peter J. Corso                           69,960  (6)                          *
St. Johnsville, NY  13452

Michael D. Hewitt                           600  (7)                          *
Johnstown, NY  12095

Number of shares of common stock      1,369,470  (8)                     18.03%
beneficially owned by all
directors and executive officers
as a group (7 persons)
--------------------
* Represents less than 1% of the Company's outstanding common stock.

(1) Includes 39,179 shares issuable upon exercise of options which are exercisable within 60 days. These shares are included in the total number of shares outstanding for the purpose of calculating Mr. Brass' percentage ownership.

(2) The amount disclosed for Mr. Robinson includes 750,728 shares held by New York Central Mutual Fire Insurance Company for which Mr. Robinson serves as Chairman, Secretary and CEO.

(3) Mr. Santangelo holds 4,410 shares jointly with his wife and 288 shares jointly with his children.

(4) Includes 151,912 shares held jointly with his wife, 20,656 shares held by the Woods Corporation and 274,618 shares by John P. Woods Co., Inc. Mr. Woods holds a controlling interest in both the Woods Corporation and John P. Woods Co., Inc.

(5) Includes 709 shares held by Van Ness D. Robinson, a director of the Company, who serves as Chairman of the Board, Secretary and CEO of New York Central Mutual Fire Insurance Company.

(6) Includes 23,750 shares issuable upon exercise of options which are exercisable within 60 days. These shares are included in the total number of shares outstanding for the purpose of calculating Mr. Corso's percentage ownership.

(7) Includes 500 shares issuable upon exercise of options which are exercisable within 60 days. These shares are included in the total number of shares outstanding for the purpose of calculating Mr. Hewitt's percentage ownership.

(8) Includes 63,429 shares issuable upon exercise of options which are exercisable within 60 days. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage of ownership of the group as a whole but not for the purpose of calculating the percentage ownership of the other beneficial owners listed in the table.


                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information concerning compensation paid by the Company to the chief executive officer and other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 during 1999.

                                              Summary Compensation Table
                                                                  Annual                       Long Term
                                                               Compensation(1)               Compensation:
                                                      -------------------------------          Securities           All Other
                                                        Annual                                 Underlying         Compensation
Name and Principal Position             Year          Salary ($)          Bonus ($)(2)        Options (No.)          ($)(3)
---------------------------             ----          ----------          ------------        -------------          ------
Donald L. Brass..................       1999            225,000               93,607                   0              33,156
   President & CEO                      1998            217,300              146,847              10,000               3,000
                                        1997            217,300               89,462                   0              15,478

Peter J. Corso...................       1999            140,000               59,280                   0              11,000
   Executive Vice President             1998            135,000               61,592               7,500               3,000
   and CFO                              1997            120,000               40,056                   0               9,822

Michael D. Hewitt................       1999            100,000               33,711                   0               1,200
   Senior Vice President
   and Senior Commercial &
   Retail Banking Executive

--------------------
(1) Includes compensation for which payment was deferred pursuant to non-qualified deferred compensation plans until such time that the executive retires or leaves the employ of the Company.

(2) The amounts in this column for 1999 and 1998 reflect awards made under the Company's Incentive Compensation Plan, as well as a one-time $45,650 performance bonus to Mr. Brass in 1998 in lieu of a base salary increase.

(3) For 1999, consists of amounts contributed by the Company to a 401(k) Profit Sharing Plan pursuant to a formula which applies uniformly to all employees, along with a vehicle use allowance for Messrs. Brass and Corso.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTIONS VALUES

         The following table provides information for the named executive officers, with respect to (i) stock options exercised in fiscal year 1999, (ii) the number of stock options held at the end of fiscal year 1999, and (iii) the value of in-the-money-stock options at the end of fiscal year 1999.

                                                                   Number of Securities                 Value of Unexercised
                                                                  Underlying Unexercised                In-the-Money Options
                                                                  Options at 12/31/99 (#)                 at 12/31/99 ($)(2)
                          Shares Acquired        Value         ------------------------------       ------------------------------
Name                      on Exercise (#)    Realized ($)(1)   Exercisable     Unexcercisable       Exercisable      Unexercisable
----                      ---------------    ---------------   -----------     --------------       -----------      -------------
Donald L. Brass.......           1,077            12,760             39,179           9,000            299,942               0
Peter J. Corso........           1,000            10,325             23,750           6,750            183,762               0
Michael D. Hewitt.....               0                 0                500           4,500                  0               0

--------------------
(1) The Value Realized represents the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the option.

(2) Calculated by multiplying the number of unexercised options outstanding at December 31, 1999 by the difference between the fair market value of the Company's shares at December 31, 1999 and the option exercise price.


Board Compensation Committee Report on Executive Compensation

         The Personnel Committee determines the compensation level for the Company's executive officers. The compensation structure of the Company's executive officers, including its President and Chief Executive Officer, includes a combination of base salaries, cash bonuses under its Incentive Compensation Plan and stock options.

         In determining base salaries, the Personnel Committee considers salary surveys covering banks similar to the Company in asset size and geographic area. While the Personnel Committee uses the surveys to establish a salary range for the Company's executive officers, salary and compensation policies and practices are general and subjective and not subject to specific criteria. In addition to the surveys, factors considered in determining salaries include experience, internal salary structure, performance, and ability to improve the profitability, growth, and value of the Company.

         The surveys reviewed in setting salary ranges for 1999 were the KPMG National Banking Industry Compensation Survey and the SNL Executive Compensation Survey (Commercial Banks). The banks covered by the salary surveys are not necessarily included within the peer group index reflected in the Performance Graph in this proxy. The Personnel Committee targets salaries at or below the average of that provided by the Company's competition and uses variable incentives to bring overall compensation to a level at or above the average provided by its competition.

         The Company has adopted the CNB Financial Corp. Incentive Compensation Plan (the "Incentive Plan") in which all employees are eligible to participate and pursuant to which the Company makes cash awards. The Incentive Plan is designed to promote a superior level of performance relative to the Company's competition in its market area by providing participating employees with rewards for meeting and exceeding performance goals, as well as by providing recognition of departmental and individual achievements. Each year, the Personnel Committee establishes threshold, target and superior performance goals for the Company, departments and individuals. Awards under the Incentive Plan depend on the attainment of those performance goals. Before any awards are made to an executive, the Incentive Plan requires a threshold level of Company financial performance as well as departmental and individual performance, which is subjectively evaluated; except that, the award to Mr. Brass depends solely on the Company meeting at least a threshold level of financial performance. Once the threshold performance goals are met, the award will depend on whether targeted Company, departmental and individual performance goals have been met or exceeded. The Company performance goals relate to net income, asset growth, return on equity and the efficiency ratio. Payments of incentive awards are included in the "Bonus" column of the Summary Compensation Table. In 1999, the Personnel Committee adjusted downward the threshold Company performance goals with respect to net income, return on equity and the efficiency ratio, and adjusted upward the threshold Company performance goals with respect to asset growth. The Personnel Committee made such downward and upward adjustments to account for the acquisition of five branches from Astoria Federal Savings and Loan Association. In 1999, the Company met these adjusted threshold performance goals. In addition, Mr. Corso met his threshold personal and departmental performance goals. Thus, Mr. Brass and Mr. Corso received awards based on the threshold award levels.

         The Company also maintains an Incentive Stock Option Plan pursuant to which the Personnel Committee may grant incentive stock options. The Incentive Stock Option Plan aligns management interests with shareholder interest by providing long-term incentive opportunities to its executive officers through grants of stock options. Under the Incentive Stock Option Plan, a covered executive may be granted the right to purchase a specified number of shares of the Common Stock of the Company at a price per share at least equal to the fair market value of the stock on the date the option is granted. The option price remains fixed, and the executive may purchase the underlying stock during the option exercise period. The option to purchase stock at a predetermined, fixed price provides the executive with motivation to manage the Company's affairs in a manner that will enhance the performance of the Company and the value of its stock, and to then purchase the stock at its predetermined price. Shareholders, of course, also benefit from enhanced performance of the Company and increases in the value of Company stock. During 1999, the Personnel Committee granted 1,500 options to each of Russell G. Melton, Vice President - Director of Investments and Trust, and Robert E. Ward, Jr., Vice President - Director of Marketing.

By the Personnel Committee:

         John P. Woods, Jr.
         Van Ness D. Robinson
         Joseph A. Santangelo

Personnel Committee Interlocks and Insider Participation

         During 1999, the Bank had, and expects in the future to have, various transactions including loans with members of the Personnel Committee and other directors and officers of the Company, the Bank and their associates in the ordinary course of business. All such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and do not involve more than normal risk of collectability or present other unfavorable features.

Pension Plan

         The Bank has in effect a Pension Plan which conforms to the requirements of the Employee Retirement Income Security Act of 1974 (as amended), provides for full vesting upon five years of participation, and contains provisions which permit early retirement within ten years prior to normal retirement date for participants with at least ten years of credited service. The Plan requires no contribution from participants, covers all eligible employees, provides for normal retirement at age 65, and is qualified under Section 401(a) of the Internal Revenue Code. There were 258 participants in the Plan in 1999. Normal retirement benefits are based on the greater of (i) 40% of average earnings for the highest 36 consecutive months, reduced proportionately for less than 20 years of service, or (ii) a minimum of $50 per month after 10 years of service. The following table sets forth the estimated annual benefits payable on retirement at age 65 by a participating employee assuming earnings as shown. Benefits set forth in the table are subject to federal income tax deductions. For 1999, the Internal Revenue Code limits the total compensation that may be taken into account in calculating benefits to $160,000. The estimated retirement benefits in the table below are based on the assumption that the persons in the Plan will continue in employment until age 65 at 1999 salaries. Messrs. Brass, Corso, and Hewitt have credited years of service of 10, 13 and 1, respectively, under the plan.

                               PENSION PLAN TABLE
                                                    Years of Service
                                                    ----------------
      Remuneration                        15 Years             20 or More Years
      ------------                        --------             ----------------
         $ 20,000                          $ 6,000                  $ 8,000
         $ 30,000                          $ 9,000                  $12,000
         $ 40,000                          $12,000                  $16,000
         $ 50,000                          $15,000                  $20,000
         $ 60,000                          $18,000                  $24,000
         $ 80,000                          $24,000                  $32,000
         $100,000                          $30,000                  $40,000
         $125,000                          $37,500                  $50,000
         $150,000                          $45,000                  $60,000
         $160,000                          $48,000                  $64,000

Executive Agreements

         In 1999, Messrs. Brass and Corso had Senior Executive Severance Agreements with the Bank and Company which provided that in the event of a termination of the executive's employment within 24 months after a Change of Control, the Company shall be obligated to pay the executive 2.99 times his annual base salary (exclusive of bonus payments) in effect immediately prior to the date of termination, as compensation for services rendered to the Company and as consideration for the covenant not to compete contained in the Agreement. The Senior Executive Severance Agreements expired on December 31, 1999. The Company and the Bank currently are negotiating new severance agreements with Messrs. Brass and Corso and hope to finalize such agreements in the second quarter of 2000. It is anticipated that the terms of such agreements will be substantially similar to the terms contained in the expired agreements. Under such anticipated terms, payments to executives are payable in eight equal quarterly installments without interest. Furthermore, under such terms, a Change of Control shall be deemed to have occurred if (i) any person or group becomes the beneficial owner of 50% or more of the Company's outstanding securities,
(ii) as a result of a tender offer, merger, business combination or contested election, the persons who were directors of the Company cease to constitute a majority of the Board, (iii) the Company or Bank is merged with another entity in a transaction in which less than 50% of the voting securities of the resulting entity are held by the former shareholders of the Company, (vi) a tender offer or exchange offer is made for more than 50% of the Company's outstanding securities, or (v) the Company transfers substantially all of its assets to another corporation. Under the anticipated terms, a termination of an executive's employment is deemed to have occurred if (i) the executive is terminated by the Company for reasons other than cause, death or disability, or
(ii) the executive resigns following a reasonable determination that there has been a significant change in the nature of executive's authority, a reduction in executive's total compensation and benefits, a change in location where executive is required to perform services, or that there is a change in circumstances significantly affecting his position such that he is unable to exercise the authority, powers, functions or duties of his position. Under the anticipated terms, any such determination shall be made by affirmative vote of at least 50% of the individuals who are members of the Board of Directors of both the Company and any successor entity by which the executive is employed immediately prior to the executive's resignation, or, if there is no such individual, by the executive in his or her discretion.

         Messrs. Brass and Corso have Executive Salary Continuation Agreements with the Bank which provide for a supplemental retirement benefit designed to provide the executive with total retirement income benefits which will equal at least 65% of the executive's projected total annual compensation at the time of the executive's retirement. Messrs. Brass and Corso are converting their existing Salary Continuation Agreements into new agreements with an annuity format. The present values of their existing agreements will be used to determine the size of the annuity required to provide the supplemental retirement benefits described in this paragraph. The supplemental retirement benefit shall be paid to the executive or his beneficiary in monthly installments for a period of fifteen years commencing at age 65, unless deferred by Mr. Brass or Mr. Corso until a later year under the terms of the annuity. In the event the executive dies prior to age 65, the executive's beneficiary shall receive a death benefit equal to the supplemental retirement benefit payable over fifteen years beginning at the time of death. Life insurance policies covering the executives, which are owned by the Bank and which name the Bank as the sole beneficiary, cover the Bank's costs for the annuities. If all the assumptions concerning mortality, dividends and salary are met, the proceeds of the policies will completely cover such costs.

Stock Performance Graph

         The following graph compares cumulative total shareholder returns on the Company's stock over the last five fiscal years to the NASDAQ Index and a peer group of banks in upstate New York. Total return values were calculated assuming $100 investment on January 1994 and reinvestment of dividends. In prior years, FNB Rochester Corp. and Evergreen Bancorp, Inc. comprised part of the peer group of banks. These banks were acquired in 1999 and no longer exist. Consequently, the Company has added Community Bank System, Inc. and Tompkins County Trustco, Inc. to the peer group of banks examined as part of the Stock Performance Graph.

                               [GRAPHIC OMITTED]

                        1994      1995       1996      1997       1998     1999
                        ----      ----       ----      ----       ----     ----
NASDAQ...............   100.0     141.3      173.9     213.1      300.2    545.7
Peer Group*..........   100.0     111.2      141.2     216.7      233.3    191.8
CNB Financial Corp...   100.0     152.2      224.9     236.9      329.7    264.0

                  *Companies in the Self-Determined Peer Group:
    -  NBT Bancorp Inc.                -  Community Bank System, Inc.
    -  Arrow Financial Corp.           -  Tompkins County Trustco, Inc.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's principal accounting firm during 1999 was KPMG LLP. The accounting firm is selected upon recommendation of the Examining/Audit Committee and approval of the Board of Directors. The Company expects to continue its engagement of KPMG LLP and expects representatives of the accounting firm will be present at the Meeting. KPMG LLP will have the opportunity to make a statement and to be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         The annual meeting of shareholders for the fiscal year ending December 31, 2000 is expected to be held in May 2001 (the "Next Annual Meeting"). All proposals intended to be presented at the Next Annual Meeting must be received by the Secretary of the Company at 24 Church Street, Canajoharie, New York 13317 no later than December 5, 2000, to receive consideration for inclusion in the Proxy Statement and form of proxy relating to that meeting.

         Pursuant to the proxy rules under the Securities and Exchange Age of 1934, the Company's shareholders are notified that the deadline for providing the Company with timely notice of any shareholder proposal to be submitted outside the Rule 14a-8 process for consideration at the Next Annual Meeting will be March 10, 2001. As to such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company's proxy related to the Next Annual Meeting.

         A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1999 accompanies this Proxy Statement. The Annual Report includes a general description of the business of the Company, management's discussion and analysis of financial condition and results of operations, and the Company's consolidated financial statements, with the accountant's report thereon.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.


Dated:  April 4, 2000

                                              Holly C. Craver
                                              Secretary